SUBSTITUTE POWER OF ATTORNEY

      Under terms of various powers of attorney ("POAs"), the undersigned,
RICHARD D. WHITE, was appointed attorney-in-fact for certain officers and directors ("D&Os") of Diodes Incorporated ("Diodes") to act in connection with execution, delivery, and filing of all such documents and things, including, without limitation, reports and filings with the United States Securities and
Exchange Commission, Internal Revenue Service, and Nasdaq Stock Exchange, as may
be required to be executed, delivered, and filed by such D&Os in connection with the beneficial ownership by such D&Os of securities of Diodes.

      In accordance with the authority granted under the POAs, including the power of substitution, the undersigned hereby appoints BRETT R. WHITMIRE, of
5324 Seascape Lane, Plano, TX 75093, as substitute attorneys-in-fact, on behalf of the D&Os, with full power of substitution, to exercise and execute all of the powers granted or conferred in the original POAs. By his signature as attorney-
in-fact to this Substitute Power of Attorney, BRETT R. WHITMIRE accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his capacity as attorney-in-fact.

Executed on December 4, 2020

By: /s/Richard D. White
Richard D. White, Attorney-in-Fact

I ACCEPT THIS APPOINTMENT AND SUBSTITUTION:

By: /s/Brett R. Whitmire
Brett R. Whitmire